UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

WaterBridge Infrastructure LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42850 (Commission File Number)	33-4546086 (IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200
Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230‑8864

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	WBI	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Contribution and Corporate Reorganization Agreement

Pursuant to a contribution and corporate reorganization agreement (the “Contribution and Reorganization Agreement”), dated September 8, 2025, by and among WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), WBR Holdings LLC, a Delaware limited liability company (“WBR Holdings”), NDB Midstream LLC, a Delaware limited liability company (“NDB Midstream”), WaterBridge Equity Finance LLC, a Delaware limited liability company (“WBEF”), Desert Environmental LLC, a Delaware limited liability company (“Desert Environmental”), WaterBridge Resources LLC, a Delaware limited liability company, WaterBridge Co-Invest LLC, a Delaware limited liability company, WaterBridge Co-Invest II LLC, a Delaware limited liability company, WaterBridge II LLC, a Delaware limited liability company, NDB Holdings LLC, a Delaware limited liability company (“NDB Holdings”), Devon WB Holdco L.L.C., a Delaware limited liability company (“Devon Holdco”), Desert Environmental Holdings LLC, a Delaware limited liability company (“Desert Holdings”), WB 892 LLC, a Delaware limited liability company (“WB 892”), Elda River Infrastructure WB LLC, a Delaware limited liability company (“Elda River”), Ashburton Investment Private Limited, a Singapore private limited company (“GIC”), and each other person who became party thereto in accordance with the terms of the Contribution and Reorganization Agreement, the Company completed certain restructuring transactions (the “WaterBridge Combination”) in connection with the Offering (as defined below).

Pursuant to the Contribution and Reorganization Agreement, on or before September 17, 2025:

•
WBR Holdings formed WBI Operating LLC, a Delaware limited liability company (“OpCo”);
•
all of the existing equityholders of WB 892 (each, a “WB 892 Holder”), a holder of equity interests in WBEF, other than GIC, contributed all of their respective equity interests in WB 892 to WBR Holdings in exchange for the issuance to such WB 892 Holders of newly issued limited liability company interests in WBR Holdings (each such interest, a “WBR Holdings Interest”), and the WB 892 Holders were admitted as members of WBR Holdings, and WBR Holdings was admitted as a member of WB 892 (collectively, the “WB 892 Contributions”);
•
all of the existing equityholders of WBEF (each, a “WBEF Holder”), other than WB 892 and Elda River, contributed all of their respective equity interests in WBEF to WBR Holdings in exchange for the issuance to such WBEF Holders of newly issued WBR Holdings Interests such that, immediately following such contributions, WBR Holdings, directly or indirectly, owned all of the outstanding equity interests in WB 892 and WBEF other than (i) the equity interests in WB 892 held by GIC and (ii) the existing Series A preferred units in WBEF held by Elda River (such contributions, together with the WB 892 Contributions, the “WBR Holdings Reorganization”);
•
immediately following the WBR Holdings Reorganization:
•
(A) each of WB 892 and WBR Holdings contributed all of their respective equity interests in WBEF to OpCo in exchange for the issuance to WB 892 and WBR Holdings of newly issued limited liability company interests in OpCo (any such limited liability company interest, an “OpCo Interest” and collectively, the “OpCo Interests”), and (B) Elda River contributed all of its equity interests in WBEF to OpCo in exchange for the issuance to Elda River of newly issued OpCo Interests. Concurrently with the preceding contributions, OpCo was admitted as the sole member of WBEF, and each of WB 892, WBR Holdings and Elda River ceased to be a member of WBEF;
•
(A) Devon Holdco contributed all of its equity interests in NDB Midstream to OpCo in exchange for the issuance to Devon Holdco of newly issued OpCo Interests and (B) NDB Holdings contributed to OpCo all of its equity interests in NDB Midstream in exchange for the issuance to NDB Holdings of newly issued OpCo Interests (collectively, the “NDB Midstream Contributions”). Concurrently with the NDB Midstream Contributions, OpCo was admitted as the sole member of NDB Midstream, and each of Devon Holdco and NDB Holdings ceased to be a member of NDB Midstream;

•
Desert Holdings contributed all of its equity interests in Desert Environmental to OpCo in exchange for the issuance to Desert Holdings of newly issued OpCo Interests (the “Desert Contribution”). Concurrently with the Desert Contribution, OpCo was admitted as the sole member of Desert Environmental, and Desert Holdings ceased to be a member of Desert Environmental; and
•
concurrently with the issuances by OpCo of the OpCo Interests described above, (A) OpCo directly owned all of the outstanding equity interests in Desert Environmental, WBEF and NDB Midstream and (B) WBR Holdings, NDB Holdings, Desert Holdings, Devon Holdco, Elda River and GIC (collectively, the “Existing Owners”), either directly or through their respective equity interests in WB 892, owned 100% of the outstanding OpCo Interests; and
•
prior to the closing of the Offering, the Company elected to be classified as a corporation for U.S. federal income tax purposes, and immediately thereafter, WBR Holdings and GIC caused WB 892 to merge with and into the Company, with the Company surviving, in exchange for the issuance of newly issued limited liability company interests in the Company to WBR Holdings and GIC, and immediately following such merger, (i) the equity interests in the Company held by NDB Holdings were cancelled, (ii) WBR Holdings and GIC were admitted as members of the Company and (iii) the Company was admitted as a member of OpCo.

Further, pursuant to the Contribution and Reorganization Agreement, the following transactions occurred in connection with the completion of the Offering in the following order:

•
WBR Holdings and GIC caused the Company to amend and restate its limited liability company agreement to facilitate the Offering, as described in further detail under Item 5.03 of this Current Report on Form 8-K;
•
the Company issued 31,700,000 Class A shares representing limited liability company interests in the Company (the “Class A shares”) in the Offering to the public, in exchange for the proceeds of this offering, at a price of $20.00 per Class A share;
•
WBR Holdings, NDB Holdings, Desert Holdings (together, the “Five Point Members”), Devon Holdco and Elda River contributed approximately $80,200 in cash to the Company in exchange for the issuance of an aggregate 80,190,150 Class B shares representing the limited liability company interests in the Company (the “Class B shares” and together with the Class A shares, the “common shares”) to the Five Point Members, Devon Holdco and Elda River, or one Class B share for each OpCo Unit (as defined below) to be owned by each such entity following the closing of the Offering;
•
the Company (i) used approximately $228.2 million of the net proceeds from the Offering to purchase a portion of the OpCo Units held by Elda River and (ii) contributed all of the remaining net proceeds from this offering to OpCo in exchange for a number of OpCo Units equal to the number of Class A shares issued in this Offering;
•
the Existing Owners (other than GIC) and the Company caused OpCo to amend and restate its limited liability company agreement, as described in further detail under Item 5.03 of this Current Report on Form 8-K, to, among other things, designate the Company as the managing member of OpCo, recapitalize the OpCo Interests into units representing limited liability company interests in OpCo (“OpCo Units”), and provide for the provision of OpCo Unit exchange rights for the benefit of the holders of OpCo Units other than the Company; and
•
OpCo used, or intends to use, the remaining net proceeds from the Offering to repay certain outstanding indebtedness of WaterBridge Operating LLC, a Delaware limited liability company, WaterBridge NDB Operating LLC and Desert Environmental and for general company purposes, including funding working capital and future growth projects.

As a result of the WaterBridge Combination, the Company’s sole material asset consists of OpCo Units, and OpCo directly or indirectly owns all of the outstanding equity interests of its subsidiaries through which the Company will operate its business. The Company is the sole managing member of OpCo and is responsible for all operational, management and administrative decisions relating to OpCo’s business and will, on a go‑forward basis, consolidate the financial results of OpCo and its subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution and Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8‑K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On September 16, 2025, the Company, OpCo, WBEF, NDB Midstream and Desert Environmental entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale of the Class A shares (the “Offering”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters, of 31,700,000 Class A shares at a price to the public of $20.00 per Class A share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30‑day option to purchase up to 4,755,000 additional Class A shares (the “Option Shares”) at the public offering price, which the Underwriters exercised in full on September 18, 2025. The closing of the Option Shares is expected to occur on September 22, 2025, subject to the satisfaction of customary closing conditions. The material terms of the Offering are described in the prospectus, dated September 16, 2025 (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") on September 18, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to the Registration Statement on Form S‑1, filed with the Commission on August 22, 2025 (as so filed and as amended, together with the additional registration statement relating to the Class A shares filed with the Commission pursuant to Rule 462(b) of the Securities Act, the “Registration Statement”).

The Offering closed on September 18, 2025. The Company received net proceeds of approximately $587.6 million, and expects to receive additional net proceeds of approximately $89.4 million as a result of the issuance of the Option Shares, in each case, after deducting underwriting discounts and offering expenses from the Offering. The Company expects to use the net proceeds from the Offering as described under the section of the Prospectus entitled “Use of Proceeds.”

The Underwriting Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, in connection with entry into the Underwriting Agreement, the Company, its directors and executive officers, the Five Point Members, Devon Holdco, Elda River, GIC and certain of their respective affiliates, entered into lock‑up agreements pursuant to which they are subject to certain restrictions with respect to the sale or other disposition of Class A shares, or securities convertible into or exercisable or exchangeable for Class A shares, including OpCo Units and Class B shares, until March 15, 2026, subject to certain exceptions.

The foregoing description of the Underwriting Agreement and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8‑K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business, for which they have received or would receive customary fees and expenses. In particular, affiliates of Barclays Capital Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and TCBI Securities, Inc. are lenders under the Company's existing revolving credit facilities and such affiliates may receive a portion of the proceeds from the Offering used to repay outstanding borrowings under such credit facilities.

Registration Rights Agreement

On September 18, 2025, in connection with the closing of the Offering, the Company entered into a registration rights agreement (the “RRA”) with the Five Point Members, Devon Holdco, Elda River and GIC (collectively, the “Registration Rights Parties”) pursuant to which the Company agreed to register under the federal securities laws the offer and resale of all Class A shares owned by or underlying the Class B shares and OpCo Units owned by Registration Rights Parties or certain of their affiliates or permitted transferees. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Class A shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for its own account, then it must notify the holders of Registrable Securities (as defined in the RRA) or their permitted transferees of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the exchange of the OpCo Units and the cancellation of a corresponding number of our Class B shares. The Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The RRA also requires the Company to indemnify each holder of Registrable Securities against certain liabilities under the Securities Act.

The foregoing description is qualified in its entirety by reference to the full text of the RRA, which is attached as Exhibit 4.1 to this Current Report on Form 8‑K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of OpCo

On September 18, 2025, in connection with the Offering, the Company, WBR Holdings, NDB Holdings, Desert Holdings, Devon Holdco and Elda River entered into the Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”). The OpCo LLC Agreement included certain changes to reflect the conversion of the preexisting equity interests of OpCo into OpCo Units and to reflect certain matters related to the Offering. In addition, under the OpCo LLC Agreement, each holder of an OpCo Unit (other than the Company) will, subject to certain limitations, have a right (a “Redemption Right”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined in the OpCo LLC Agreement) of such Class A shares, subject to the Equity Offering Condition (as defined below). OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which are expected to include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OpCo) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming holder for, at the Company’s election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. The Company may exercise the Call Right only if a holder of an OpCo Unit first exercises its Redemption Right, and a holder of an OpCo Unit may exercise its Redemption Right beginning immediately following the consummation of the Offering. As the sole managing member of OpCo, the Company’s decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming holder will be automatically cancelled.

For so long as a redeeming holder and its affiliates own at least 40% of the voting power of the Company, (i) OpCo may elect to settle a redemption by such holder in cash only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of equity securities at least equal to the number of OpCo Units subject to such redemption and contributes to OpCo an amount in cash equal to the net proceeds received by the Company from the issuance of such equity securities, and (ii) the Company may make a cash election in connection with its exercise of the Call Rights with respect to a redemption by such holder only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of equity securities at least equal to the number of OpCo Units subject to such redemption (in each case, the “Equity Offering Condition”).

The foregoing description is qualified in its entirety by reference to the full text of the OpCo LLC Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8‑K and is incorporated in this Item 1.01 by reference.

Shareholders’ Agreement

On September 18, 2025, in connection with the closing of the Offering, the Company entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with the Five Point Members and Devon Holdco (collectively, the “Initial Shareholders”). Among other things, the Shareholders’ Agreement provides that the parties thereto will take all necessary action (including voting or causing to be voted all of our common shares beneficially owned by each) so that no amendment is made to the PubCo LLC Agreement (as defined below) in effect as of the date of the Shareholders’ Agreement that would (a) add restrictions to the transferability of common shares by any such shareholder that are beyond those provided for in the PubCo LLC Agreement, the Shareholders’ Agreement or applicable securities laws or (b) nullify any of the rights of any such shareholder, which rights are explicitly provided for in the Shareholders’ Agreement, unless, in each case, such amendment is approved by the Five Point Members. To the extent such amendment would adversely and disproportionately affect the rights of Devon Holdco or its affiliates under the Shareholders’ Agreement compared to the Five Point Members, then such amendment shall also require the approval of Devon Holdco.

The Shareholders’ Agreement provides that, subject to compliance with applicable law and the rules of the New York Stock Exchange, (a) for so long as the Five Point Members, and certain affiliates beneficially own at least 40% of the outstanding common shares, the Five Point Members shall be entitled to designate a number of directors equal to a majority of the board of directors of the Company (the “board”), plus one director; (b) and for so long as the Five Point Members and such affiliates beneficially own at least 30%, 20% and 10% of the outstanding common shares, the Five Point Members shall be entitled to designate at least three directors, two directors and one director, respectively; and (c) for so long as Devon Holdco and its affiliates beneficially own at least 10% of our outstanding common shares, Devon Holdco shall be entitled to designate one director to the board. For so long as any Initial Shareholder is entitled to designate one or more nominees to the board and notifies the board of its desire to remove, with or without cause, any director previously designated by it to the board, the Company is required to take all necessary action to cause such removal. Further, so long as the Five Point Members or Devon Holdco, as the case may be, collectively with their affiliates beneficially own at least 5% of the outstanding common shares, the Five Point Members, as a group, and Devon Holdco, will each have the right to appoint one board observer, who will be entitled to attend all meetings of the board in a non‑voting, observer capacity; provided, however, that board observers may be excluded from certain materials or meetings necessary to preserve legal privilege, address conflicts of interest or protect sensitive information.

The Shareholders’ Agreement will terminate with respect to each Initial Shareholder upon such Initial Shareholder and its affiliates ceasing to beneficially own at least 5% of the common shares and with respect to the Company when all Initial Shareholders and their affiliates cease to beneficially own at least 5% of the common shares.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8‑K and incorporated in this Item 1.01 by reference.

WaterBridge Infrastructure LLC Long Term Incentive Plan

The description of the WaterBridge Infrastructure LLC Long Term Incentive Plan (the “LTIP”) provided in Item 5.02 hereto under the heading “WaterBridge Infrastructure LLC Long Term Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the LTIP is attached as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereto under “Contribution and Corporate Reorganization Agreement” is incorporated by reference into this Item 3.02. Such transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 hereto under “Shareholders’ Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 17, 2025, the board was formed, David N. Capobianco was appointed as chairman of the board, and Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Jeffrey Eaton, Ben Moore, James Crane, Greg Daily and Jeffrey Ritenour were appointed as members of the board.

Biographical information for David N. Capobianco, Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Jeffrey Eaton, Ben Moore, James Crane, Greg Daily and Jeffrey Ritenour is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

Messrs. Daily and Sulton and Ms. Goodloe Harling will initially serve as members of the board’s Audit Committee, with Ms. Goodloe Harling serving as chair of the Audit Committee.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board determined that Mr. Daily does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is “independent” as that term is defined under the applicable rules and regulations of the Commission and the listing requirements of the New York Stock Exchange and the NYSE Texas, Inc. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which David N. Capobianco, Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Jeffrey Eaton, Ben Moore, James Crane, Greg Daily and Jeffrey Ritenour have an interest requiring disclosure under Item 404(a) of Regulation S‑K.

Indemnification Agreements

On September 18, 2025, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). The Indemnification Agreements require, among other things, the Company to indemnify each such individual to the fullest extent permitted by law against liabilities that may arise by reason of such individual’s service to the Company. The Indemnification Agreements also provide for the advancement or payment of expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified, subject to certain exceptions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8‑K and incorporated in this Item 5.02 by reference.

WaterBridge Infrastructure LLC Long Term Incentive Plan

The Company adopted the LTIP effective as of September 18, 2025 for the benefit of employees, directors and consultants of the Company. The LTIP provides for the grant of all or any of the following types of awards: options, share appreciation rights, restricted shares, restricted share units, share awards, dividend equivalents, other share‑based awards, cash awards, substitute awards and performance awards intended to align the interests of service providers (including the Company’s executive officers) with those of the Company’s shareholders. Subject to adjustment in accordance with the terms of the LTIP, 5,700,000 Class A shares have been reserved for issuance pursuant to awards under the LTIP. If an award under the LTIP is forfeited, settled for cash or expires without the actual delivery of Class A shares, any Class A shares subject to such award will again be available for new awards under the LTIP. The LTIP will be administered by the board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Limited Liability Company Agreement

On September 18, 2025, WBR Holdings and GIC caused the amendment and restatement of the Company’s limited liability company agreement in the form of the First Amended and Restated Limited Liability Company Agreement of WaterBridge Infrastructure LLC (the “PubCo LLC Agreement”).

A description of the PubCo LLC Agreement is contained in the sections of the Prospectus entitled “Our Operating Agreement” and “Description of Shares” and is incorporated herein by reference.

The foregoing description of the PubCo LLC Agreement and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the PubCo LLC Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8‑K and is incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On September 16, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On September 18, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8‑K, including Exhibits 99.1 and 99.2, are being “furnished” pursuant to General Instruction B.2 of Form 8‑K and shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1#

Underwriting Agreement, dated as of September 16, 2025, by and among WaterBridge Infrastructure LLC, WBI Operating LLC, WaterBridge Equity Finance LLC, NDB Midstream LLC, Desert Environmental LLC and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

2.1#

Contribution and Corporate Reorganization Agreement, dated as of September 8, 2025, by and among WaterBridge Infrastructure LLC, WBR Holdings LLC, NDB Midstream LLC, WaterBridge Equity Finance LLC, Desert Environmental LLC, WaterBridge Resources LLC, WaterBridge Co-Invest LLC, WaterBridge Co-Invest II LLC, WaterBridge II LLC, NDB Holdings LLC, Devon WB Holdco L.L.C., Desert Environmental Holdings LLC, WB 892 LLC, Elda River Infrastructure WB LLC and Ashburton Investment Private Limited, and each other person who becomes a party thereto in accordance with the terms of the agreement.

3.1	First Amended and Restated Limited Liability Company Agreement of WaterBridge Infrastructure LLC, dated as of September 18, 2025.
4.1

Registration Rights Agreement, dated as of September 18, 2025, by and among WaterBridge Infrastructure LLC, WBR Holdings LLC, NDB Holdings LLC, Desert Environmental Holdings LLC, Devon WB Holdco L.L.C., Elda River Infrastructure WB LLC and Ashburton Investment Pte. Ltd.

4.2	Amended and Restated Limited Liability Company Agreement of WBI Operating LLC, dated as of September 18, 2025.
4.3	Shareholders’ Agreement, dated as of September 18, 2025, by and among WaterBridge Infrastructure LLC, WBR Holdings LLC, NDB Holdings LLC, Desert Environmental Holdings LLC and Devon Holdco L.L.C.
10.1†	WaterBridge Infrastructure LLC Long Term Incentive Plan.
10.2

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to WaterBridge Infrastructure LLC’s Registration Statement on Form S‑1, as amended, filed with the U.S. Securities and Exchange Commission on August 22, 2025).

99.1	Press Release, dated as of September 16, 2025.
99.2	Press Release, dated as of September 18, 2025.

# Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S‑K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

† Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERBRIDGE INFRASTRUCTURE LLC

By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial Officer

Date: September 18, 2025